UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2021

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Crown European Holdings S.A. (the “2022 Note Issuer”), a wholly-owned subsidiary of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), has issued an unconditional notice of redemption to redeem all of the 2022 Note Issuer’s outstanding 4% Senior Notes due 2022 (the “2022 Notes”) with an initial aggregate principal amount outstanding of €650 million. The 2022 Notes will be redeemed on October 14, 2021 (the “Redemption Date”) for a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date and a Make-Whole Premium (as defined in the indenture governing the 2022 Notes) to be calculated in accordance with paragraph 5 of the reverse side of the 2022 Notes at least two business days prior to the Redemption Date.

Crown Americas LLC and Crown Americas Capital Corp. IV (collectively, the “2023 Note Issuers”), each a wholly-owned subsidiary of the Company, have issued an unconditional notice of redemption to redeem all of the 2023 Note Issuers’ outstanding 4 1⁄2% Senior Notes due 2023 (the “2023 Notes”) with an initial aggregate principal amount outstanding of $1 billion. The 2023 Notes will be redeemed on the Redemption Date for a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date and a Make-Whole Premium (as defined in the indenture governing the 2023 Notes) to be calculated in accordance with paragraph 5 of the reverse side of the 2023 Notes at least two business days prior to the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2021

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President and Corporate Controller